Exhibit 5.1

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.

November 18, 2004

Board of Trustees

LaSalle Hotel Properties

4800 Montgomery Lane, Suite M25

Bethesda, Maryland 20814

Re: 2,000,000 Common Shares of Beneficial Interest, $.01 par value

Ladies and Gentlemen:

We are acting as counsel to LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (File No. 333-104054) (the “Registration Statement”), previously declared effective by the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated June 24, 2003, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the proposed public offering of up to 2,000,000 Common Shares of Beneficial Interest, par value $.01 per share, of the Company (the “Shares”), as described in the Prospectus, and a prospectus supplement dated November 16, 2004 (the “Prospectus Supplement”).

We are familiar with the proceedings taken to date by the Company with respect to the proposed issuance and sale of the Shares pursuant to the terms of the Underwriting Agreement dated November 16, 2004 by and among the Company, LaSalle Hotel Operating Partnership, L.P. and Raymond James & Associates, Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

For the purpose of rendering the foregoing opinion, we have examined and relied, as to various questions of fact material to such opinion, upon certificates of officers of the Company. We also have examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law, and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

This opinion letter is based as to matters of law solely on the Maryland REIT Law, as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. This opinion letter is rendered solely to and for the benefit of the person to whom it is addressed; accordingly, except as expressly provided herein, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed with the Commission on the date hereof, portions of which are incorporated by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP

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